                                                                     EXHIBIT (Y)


                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                       Series 2000-2 Monthly Statement
                     Class A Certificate CUSIP #25466KCS6
                     Class B Certificate CUSIP #25466KCT4

Distribution Date: January 16, 2001            Month Ending:  December 31, 2000

Pursuant to the Series Supplement dated as of March 14, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 2000-2 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  2000-2                                     Total           Interest             Principal
         Class A      32 days at 6.890000000%        $6.124444444      $6.124444444        $0.000000000

         Class B      32 days at 7.080000000%        $6.293333333      $6.293333333        $0.000000000

2.   Principal Receivables at the end of December, 2000
     --------------------------------------------------
 (a) Aggregate Investor Interest                        $26,272,331,673.92

     Seller Interest                                     $8,655,291,937.48

     Total Master Trust                                 $34,927,623,611.40

 (b) Group One Investor Interest                        $26,272,331,673.92

 (c) Series 2000-2 Investor Interest                       $789,474,000.00

 (d) Class A Investor Interest                             $750,000,000.00

     Class B Investor Interest                              $39,474,000.00

3.   Allocation of Receivables Collected During December, 2000
     ---------------------------------------------------------

                                                                    Finance Charge         Principal     Yield Collections /
                                                                     Collections          Collections    Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation                                 $426,387,013.41    $3,900,353,033.71            $0.00

     Seller Allocation:                                             $94,256,843.05      $862,209,571.32            $0.00

 (b) Group One Allocation                                          $426,387,013.41    $3,900,353,033.71            $0.00

 (c) Series 2000-2 Allocations                                      $12,338,218.11      $112,863,208.62            $0.00

 (d) Class A Allocations                                            $11,721,255.14      $107,219,571.93            $0.00

     Class B Allocations                                               $616,962.97        $5,643,636.69            $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of December, 2000                                                                           14.08%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of December, 2000                                                                            1.54%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of December, 2000                                                                           15.62%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                    Deposits into the    Deficit Amount
                      SPFAs on this          on this             SPFA          Investment
                    Distribution Date   Distribution Date       Balance          Income
     Series 2000-2        $0.00               0.00              $0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                         Total Payments
                     Amount Paid on this         Deficit Amount           through this
                      Distribution Date    on this Distribution Date    Distribution Date
     Series 2000-2          $0.00                   $0.00                    $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                     Deposits into the SIFA
                                    on this Distribution Date   SIFA Balance
     Series 2000-2                         $4,841,756.37            $0.00

7.   Pool Factors for December, 2000
     -------------------------------
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                           Cumulative Investor
                                         December, 2000    Charged-Off Amount
 (a) Group One                           $140,955,991.71            $0.00

 (b) Series 2000-2                         $4,078,796.30            $0.00

 (c) Class A                               $3,874,839.27            $0.00

     Class B                                 $203,957.03            $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of December, 2000                    6.20%             N/A

9.   Investor Losses for December, 2000
     ----------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 2000-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses for December, 2000
     ---------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 2000-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for December, 2000
     -------------------------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 2000-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                            $45,470,676.86

 (b) Series 2000-2                                         $1,315,790.00

 (c) Class A                                               $1,250,000.00

     Class B                                                  $65,790.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------
                                                           As a percentage of
                                              Total      Class A Invested Amount
     Series 2000-2 Class B                $98,684,250.00      13.1579%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                             Shared Amount    Class B Amount
 (a) Maximum Amount on this Distribution Date      $0.00        $59,210,550.00

 (b) Available Amount on this Distribution Date    $0.00        $59,210,550.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                   $0.00                 $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                            $40,613.35

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of December, 2000      $35,416,363,912.29

                         Delinquent Amount      Percentage of Ending
     Payment Status      Ending Balance         Receivables Outstanding
     30-59 days           $840,828,082.81               2.37%

     60-179 days        $1,549,734,523.62               4.38%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------
 (a) Group One (2)                               3.60%

 (b) Series 2000-2 (3)                           3.13%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of December, 2000       5.60%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President


-------------------------------------------------


 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                       Series 2000-2 Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of March 14, 2000 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 2000-2 Master Trust Certificates for the Distribution Date occurring on January 16, 2001:


 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during December, 2000
      is equal to                                                                                             $5,283,206,461.49

 4.  The aggregate amount of Class A Principal Collections processed during
     December, 2000 is equal to                                                                                 $107,219,571.93

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during December, 2000 is equal to                                                                           $11,721,255.14

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during December, 2000 is equal to                                                           $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                     $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                           $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                                     $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                                       $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                 $4,593,333.33

 9.  The aggregate amount of Class B Principal Collections processed during
     December, 2000 is equal to                                                                                   $5,643,636.69

10.  The aggregate amount of Class B Finance Charge Collections processed
     during December, 2000 is equal to                                                                              $616,962.97

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during December, 2000 is equal to                                                           $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                                                    $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                                           $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                                     $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                                       $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                   $248,423.04

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of January, 2001.

 Series 2000-2

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer